Sub-Item 77 Q Exhibits 1(e) Amendments to Investment Advisory Contracts

(d)(159)

Amendment No. 3 to Subadvisory Agreement - T. Rowe Price Associates, Inc. re: Equity Income Fund
effective March 23, 2015 is hereby incorporated by reference to exhibit (d)(159) of Post-Effective
Amendment No. 54 filed on April 29, 2015

(d)(160)

Amendment No. 1 to Subadvisory Agreement - T. Rowe Price Associates, Inc. re: Growth & Income Fund
effective March 23, 2015 is hereby incorporated by reference to exhibit (d)(160) of Post-Effective
Amendment No. 54 filed on April 29, 2015

(d)(162)

Amendment to Subadvisory Agreement - Columbus Circle Investors re: Growth Fund effective June 19,
2015 is hereby incorporated by reference to exhibit (d)(162) of Post-Effective Amendment No. 57 filed on
August 24, 2015

(d)(163)

Amendment to Subadvisory Agreement - Victory Capital Management Inc. re: Growth Fund effective
June 19, 2015 is hereby incorporated by reference to exhibit (d)(163) of Post-Effective Amendment No. 57 filed on August 24, 2015